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                                                                   Exhibit 10.39


                 Final Agreement and Asset for Equity Exchange
                 ---------------------------------------------

          This Final Agreement and Asset for Equity Exchange ("Agreement") is hereby entered into on this _______ day of January, 2001, by and between by and between Kaire Holdings, Inc., (hereinafter referred to as "Kaire") with principle executive offices located at 7348 Bellaire Avenue, North Hollywood, California 91605, and STASON U.S. Pharmaceuticals, Inc., (hereinafter referred to as "STASON") with U.S. offices located 11 Morgan, Irvine, California 92618-2005, and is intended to memorialize the final negotiated terms of a February 2000 Letter of Intent (hereinafter referred to as "LOI" and attached hereto as Exhibit 1).

                                   RECITALS:

          WHEREAS, the Board of Directors of Kaire and Stason deem advisable and in the best interests of their respective shareholders to enter into this Agreement in an effort to create a new company ("NewCo") to be called Stason Biotech, and to each respectively convey certain assets described herein to Stason Biotech in exchange for equity in Stason Biotech.

          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                  ARTICLE 1.
                                  ----------

     CREATION OF NEWCO

1.1  Creation of NewCo.  Within 30 days of the execution of this Agreement, and
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     in accordance with the Delaware Corporations Code, Newco shall be formed as a Delaware "C" Corporation and shall be called "Stason Biotech."

1.2  Directors and Officers.  Stason Biotech shall be formed with a six person
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     Board of Directors (hereinafter referred to as "SB Board"). Five of the
     Directors shall be chosen Stason. One of the Directors shall be chosen by Kaire. Subsequent to their selection, and in accordance with the law of the state of Delaware, said Directors and Officers shall be duly elected and qualified as such in accordance with the Articles of Incorporation and Bylaws of Stason Biotech.

1.3  Articles of Incorporation and Bylaws.  The Articles of Incorporation and
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     Bylaws of Stason Biotech shall be approved and filed in accordance with the law of the State of Delaware.

1.4  Initial Common Stock Allocation.  Stason Biotech shall issue no more than
     -------------------------------
     two percent (2%) of the total common stock authorization of common shares as an Initial Common Stock Authorization.
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                                  ARTICLE 2.
                           ASSET FOR EQUITY EXCHANGE

2.1  Kaire.  In consideration of forty percent (40%) of the Initial Common Stock
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     Allocation of Stason Biotech, Kaire shall sell, transfer, convey and assign any and all rights to property, tangible or intangible, associated with EZ-TRAC, a wholly owned subsidiary of Kaire.

2.2  Stason.  In consideration of sixty percent (60%) of the Initial Common
     ------
     Stock Allocation to Stason Biotech, Stason shall transfer all rights and clear title to seven hundred and fifty thousand dollars (USD $750,000.00) in tangible assets (hereinafter referred to as "Stason Assets" and attached hereto as Exhibit 2) to Stason Biotech.

                                  ARTICLE 3.
                                     COSTS

3.1  Professional Fees.  Any and all costs for professional fees associated with
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     this transaction and Agreement shall be borne by the respective party requesting and thusly incurring such costs.

3.2  Transaction Costs.  Kaire shall pay for the first fifteen hundred dollars
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     (USD $1,500.00) in such costs.  Any and all transaction costs subsequently incurred shall be split by Stason and Kaire, Stason to pay 60% and Kaire to pay 40% of such costs.

                                  ARTICLE 4.
                                 GENERAL TERMS

4.1  Choice of Law.  This Agreement, and any dispute arising from the
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     relationship between the parties to this Agreement, shall be governed by
     California law, excluding any laws that direct the application of another jurisdiction's laws.

4.2  Attorney Fees Provision.  In any litigation, arbitration, or other
     -----------------------
     proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

4.3  Notice.  Any notices required or permitted to be given hereunder shall be
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     given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

For Kaire:     Steven Westlund, 7348 Bellaire Avenue, North Hollywood, CA  91605
---------
For Stason:    Harry Fan, 11 Morgan, Irvine, California 92618-2005
----------
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     or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

4.4  Modification of Agreement.  This Agreement may be supplemented, amended, or
     -------------------------
     modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

4.5  Entire Agreement.  This Agreement and all other agreements, exhibits, and
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     schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

4.6  Severability of Agreement.  If any term or provision of this Agreement is
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     determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

4.7  Separate Writings and Exhibits.  The following Contract constitutes a part
     ------------------------------
     of this Agreement and is incorporated into this Agreement by this reference: February 1999, Letter of Intent. Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing, the provision of this Agreement shall prevail.

4.8  Time of the Essence.  Time is of the essence in respect to all provisions
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     of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

4.9  Survival.  Except as otherwise expressly provided in this Agreement,
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     representations, warranties, and covenants contained in this Agreement, or in any instrument, certificate, exhibit, or other writing intended by the parties to be a part of this Agreement, shall survive for the maximum number of years as provided for under the law of the State of California after the date of this Agreement.

4.10 Ambiguities.  Each party and its counsel have participated fully in the
     -----------
     review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

4.11 Waiver.  No waiver of a breach, failure of any condition, or any right or
     ------
     remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

4.12 Headings.  The headings in this Agreement are included for convenience only
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     and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

4.13 Necessary Acts, Further Assurances.  The parties shall at their own cost
     ----------------------------------
     and expense
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     execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

4.14 Execution.  This Agreement may be executed in counterparts and by fax.
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4.15 Consent to Jurisdiction and Forum Selection.  The parties hereto agree that
     -------------------------------------------
     all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Los Angeles, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Los Angeles, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgement rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgement and may be enforced in other jurisdictions in any manner provided by law.

4.16 Jury Trial Waivers.  To the fullest extent permitted by law, and as
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     separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

4.17 Specific Performance.  The parties acknowledge that it will be impossible
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     to measure in money the damage to them caused by any failure to comply with the covenants set forth in Section 1, that each such covenant is material, and that in the event of any such failure, the injured party will not have an adequate remedy at law or in damages. Therefore, the parties consent to the issuance of an injunction or the enforcement of other equitable remedies against them at the suit of the other, without bond or other security, to compel performance of all of the terms of Section 1, and waive the defense of the availability of relief in damages.

4.18 Representation on Authority of Parties/Signatories.  Each person signing
     --------------------------------------------------
     this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

4.19 Force Majeure.  No party shall be liable for any failure to perform its
     -------------
     obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such party's reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a party's financial condition or negligence).

4.20 Assignment.  Neither party shall voluntarily or by operation of law assign,
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     hypothecate, give, transfer, mortgage, sublet, license, or otherwise transfer or encumber all or part of its rights, duties, or other interests in this Agreement or the proceeds thereof (collectively, "Assignment'), without the other party's prior written consent. Any attempt to make an Assignment in violation of this provision shall be a material default under this Agreement and any Assignment in violation of this provision shall be null and void.

4.21 Arbitration.  Any controversy, claim or dispute arising out of or relating
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     to this Agreement, shall be settled by binding arbitration in Los Angeles,
     California. Such
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     arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of JAMS/Endispute ("JAMS"), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; [provided however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief or other equitable relief]. The arbitrator shall not have the right to award punitive damages or speculative damages to either party and shall not have the power to amend this Agreement. The arbitrator shall be required to follow applicable law.

Signed this ______ day of ___________________, 2000.


Kaire Holdings, Inc.
--------------------


By:  Steven R. Westlund       ___________________________________



Stason USA, Inc.


By:  Harry Fan                ___________________________________